Exhibit 99.1

Instructure Reports Fourth Quarter and Full Year 2023 Results

Reports Record Full Year Revenues, Adjusted EBITDA, and Adjusted Unlevered Free Cash Flow
Expands Scale and Reach of the Instructure Platform by Acquiring Parchment, the World’s Leading Credentialing Platform

Salt Lake City, UT (February 20, 2024)—Instructure Holdings, Inc. (Instructure) (NYSE: INST) today announced financial results for the fourth quarter and full year ended December 31, 2023.

Full Year 2023 Highlights:
(All results compared to prior-year period unless otherwise noted)

•
Record Revenues of $530.2 million, an increase of 11.6%
•
Net loss of $34.1 million, a slight improvement over prior year
•
Record Adjusted EBITDA* of $214.2 million, an increase of 19.3%, and Adjusted EBITDA Margin* of 40.4%
•
Cash flow from operations of $164.0 million, an increase of 16.9% and Adjusted Unlevered Free Cash Flow* of $225.5 million, an increase of 29.9%

Fourth Quarter 2023 Highlights:
(All results compared to prior-year period unless otherwise noted)

•
Revenues of $135.4 million, an increase of 8.5%
•
Net loss of $5.8 million, comparable to prior year
•
Adjusted EBITDA* of $56.5 million, an increase of 16.1%, and Adjusted EBITDA Margin* of 41.7%
•
Cash flow from operations of $36.7 million, an increase of over 100%, and Adjusted Unlevered Free Cash Flow* of $51.3 million, an increase of 74.8%

2024 Full Year Guidance:

•
Full year 2024 guidance ranges for Revenue of $655.0 million to $665.0 million, Non-GAAP Operating Income* of $260.5 million to $265.5 million, Adjusted EBITDA* of $266.5 million to $271.5 million, Non-GAAP Net Income* of $105.5 million to $110.5 million and Adjusted Unlevered Free Cash Flow* of $259.5 million to $264.5 million

*Non-GAAP Operating Income, Adjusted EBITDA, Non-GAAP Net Income and Adjusted Unlevered Free Cash Flow are non-GAAP measures. See "Non-GAAP Financial Measures" in the press release for information regarding the Company's use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures for historical periods. Instructure is unable to provide guidance or a reconciliation for forward-looking non-GAAP measures because Instructure cannot provide a meaningful or accurate calculation or estimation of certain items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition-related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Key Financials:
(Dollars in millions)

	Three months ended December 31,			Year ended December 31,
	2023	2022	YoY Percentage	2023	2022	YoY Percentage

Revenue	$135.4	$124.7	8.5%	$530.2	$475.2	11.6%
Income (loss) from Operations	$0.2	$(3.8)	105.9%	$(3.2)	$(16.5)	80.5%
Non-GAAP Operating Income*	$55.4	$46.5	19.1%	$209.8	$173.9	20.6%
GAAP Net Loss	$(5.8)	$(5.7)	(0.8)%	$(34.1)	$(34.2)	0.5%
GAAP Net Loss Margin	(4.3)%	(4.6)%	30 bps	(6.4)%	(7.2)%	80 bps
Adjusted EBITDA*	$56.5	$48.6	16.1%	$214.2	$179.6	19.3%
Adjusted EBITDA Margin*	41.7%	39.0%	270 bps	40.4%	37.7%	270 bps
Cash Flow from Operations	$36.7	$17.0	115.9%	$164.0	$140.3	16.9%
Adjusted Unlevered Free Cash Flow*	$51.3	$29.3	74.8%	$225.5	$173.5	29.9%
Remaining Performance Obligations ("RPO")	$833.5	$760.1	9.7%	$833.5	$760.1	9.7%

*See “Non-GAAP Financial Measures” for information regarding the Company’s use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures in this press release.

Steve Daly, Instructure CEO, said, “During the fourth quarter, we exceeded the high end of our guidance range for Revenue, Adjusted EBITDA and Adjusted Unlevered Free Cash Flow, reflecting our unrelenting focus and the strength of our model. These exceptional results were driven by our increasing competitive advantage, strong execution, and the formidable cash flow we generate and reinvest behind high-growth initiatives. We head into 2024 with meaningfully enhanced scale, a broader portfolio, and access to new buyers due to the Parchment acquisition. We have never been more excited about our ability to elevate teaching and learning and drive results for our shareholders.”

Balance Sheet and Cash Flow

As of December 31, 2023, cash, cash equivalents and restricted cash were $344.2 million and total debt was $491.3 million compared to cash, cash equivalents and restricted cash of $190.3 million and total debt of $496.3 million as of December 31, 2022. The increase in cash, cash equivalents and restricted cash since December 31, 2022 was driven by strong business performance and the fact that 2022 included the purchase of LearnPlatform. Instructure ended 2023 with a net leverage ratio of 0.7x Net Debt to Adjusted EBITDA. As of December 31, 2023, available borrowings under Instructure’s revolving credit facility, net of letters of credit outstanding, were $121.8 million. The Company generated cash flow from operations of $164.0 million for the twelve months ended December 31, 2023 compared to $140.3 million in the prior year period, an increase of 16.9% year-over-year. Adjusted Unlevered Free Cash Flow was $225.5 million for the twelve months ended December 31, 2023 compared to $173.5 million in the prior year period, an increase of 29.9% year-over-year.

First Quarter and Full Year 2024 Guidance

The following tables summarize first quarter and full year 2024 guidance.

First Quarter 2024 Guidance
(dollars in millions)	Amount	Quarter-over-quarter change
Revenue	$153.8 - $154.8	19.4% - 20.1%
Non-GAAP operating income*	$55.9 - $56.9	17.8% - 19.9%
Adjusted EBITDA*	$57.3 - $58.3	18.1% - 20.2%
Non-GAAP net income*	$20.0 - $21.0	(28.3)% - (24.7)%

Full Year 2024 Guidance
(dollars in millions)	Amount	Year-over-year change
Revenue	$655.0 - $665.0	23.5% - 25.4%
Non-GAAP operating income*	$260.5 - $265.5	24.2% - 26.6%
Adjusted EBITDA*	$266.5 - $271.5	24.4% - 26.7%
Non-GAAP net income*	$105.5 - $110.5	(15.5)% - (11.5)%
Adjusted Unlevered Free Cash Flow*	$259.5 - $264.5	15.1% - 17.3%

The Company's guidance ranges reflect expectations that existing macroeconomic conditions and the current foreign currency environment continue through 2024. These forward-looking statements reflect the Company's expectations as of today's date. Actual results may differ materially.

*Instructure is unable to provide guidance or a reconciliation for forward-looking non-GAAP measures because Instructure cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition-related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Conference Call Information

The Company will hold a conference call to discuss the fourth quarter and full year 2023 financial results today, February 20, 2024 at 3:00 PM Mountain Time (5:00 PM Eastern Time).

Participants may access the conference call by dialing 1-888-330-2384 (U.S. and Canada) or 1-240-789-2701 (International) and using conference code 1348899 approximately ten minutes before the start of the call. A live audio webcast of the conference call will also be available on Instructure’s investor relations website at https://ir.instructure.com under “Events & Presentations”.

A replay will be available after the conclusion of the call on Instructure’s investor relations website under “Events & Presentations” or by dialing 1-800-770-2030 (U.S. and Canada) or 1-647-362-9199 (International) and using conference code 1348899. The telephone replay will be available through Tuesday, February 27, 2024.

About Instructure

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform supports tens of millions of educators and learners around the world. Learn more at www.instructure.com.

Non-GAAP Financial Measures

Instructure has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition to Instructure’s results determined in accordance with GAAP, Instructure believes the following non-GAAP measures are useful in evaluating its operating performance and liquidity. Instructure believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

A reconciliation of Instructure’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

ACR. We define ACR as the combined receipts of our Company and companies that we have acquired allocated to the period of service delivery. We calculate ACR as the sum of (i) revenue and (ii) the impact of fair value adjustments to acquired unearned revenue related to Thoma Bravo’s acquisition of Instructure (the “Take-Private Transaction”) and the Certica Holdings, LLC (“Certica”), Eesysoft Software International B.V. (which was rebranded to “Impact by Instructure” or “Impact” subsequent to acquisition), and Kimono LLC (which was rebranded to “Elevate Data Sync” subsequent to acquisition) acquisitions where we do not believe such adjustments are reflective of our ongoing operations. Management uses this measure to evaluate the organic growth of the business period over period, as if the Company had operated as a single entity and excluding the impact of acquisitions or adjustments due to purchase accounting. Effective January 1, 2022, Instructure adopted Accounting Standard Update ("ASU") No. 2021-08, Business Combinations (Topic 805), which requires that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Revenue from Contracts with Customers (Topic 606). As a result, GAAP revenue and ACR have converged.

Non-GAAP Operating Income. We define non-GAAP operating income as income/(loss) from operations excluding the impact of stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions that we do not believe are reflective of our ongoing operations. We believe non-GAAP operating income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Net Income. We define non-GAAP net income as net loss excluding the impact of stock-based compensation, amortization of acquisition-related intangibles, the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions, transaction costs, sponsor costs, other non-recurring costs, and effects of foreign currency transaction (gains) and losses that we do not believe are reflective of our ongoing operations. The tax effects of the adjustments are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction. We believe Non-GAAP net income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Basic non-GAAP net income per common share attributable to common stockholders is computed by dividing non-GAAP net income attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted non-GAAP net income per common share attributable to common stockholders is computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period.

Adjusted EBITDA; Adjusted EBITDA Margin. EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization. We further adjust EBITDA to exclude certain items of a significant or unusual nature, including stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, effects of foreign currency transaction (gains) and losses, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions. Although we exclude the amortization of acquisition-related intangibles from this non-GAAP measure, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by ACR.

Free Cash Flow, Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow. We define free cash flow as net cash provided by operating activities less purchases of property and equipment and intangible assets, net of proceeds from disposals of property and equipment. We define unlevered free cash flow as free cash flow adjusted for cash paid for interest on outstanding debt and cash settled stock-based compensation. We define adjusted unlevered free cash flow as unlevered free cash flow adjusted for transaction costs, sponsor costs, impaired leases, and other non-recurring costs paid in cash. We believe free cash flow, unlevered free cash flow and adjusted unlevered free cash flow facilitate period-to-period comparisons of liquidity. We consider free cash flow, unlevered free cash flow and adjusted unlevered free cash flow to be important measures because they measure the amount of cash we generate and reflect changes in working capital.

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses. We define non-GAAP cost of revenue and non-GAAP operating expenses as GAAP cost of revenue and GAAP operating expenses, respectively, excluding the impact of stock-based compensation, transaction costs, sponsor costs, other non-recurring costs, and amortization of acquisition-related intangibles that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Gross Profit; Non-GAAP Gross Profit Margin. We define non-GAAP gross profit as gross profit excluding the impact of stock-based compensation, transaction costs, other non-recurring costs, amortization of acquisition-related intangibles, and fair value adjustments to deferred revenue in connection with purchase accounting that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP Gross Profit Margin is defined as Non-GAAP gross profit divided by ACR.

Net Debt. We define net debt as total outstanding term debt, less cash, cash equivalents and restricted cash. Management uses this supplemental non-GAAP measure to evaluate the Company’s leverage.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial guidance for the first quarter of 2024 and for the full year ending December 31, 2024, the Company’s growth, customer demand and application adoption, the Company’s research and development efforts and future application releases, the Company’s business strategy and the Company’s expectations regarding future revenue, expenses, cash flows and net income or loss.

These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with the continued economic uncertainty, including persistent inflation, labor shortages, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession, reduced spending by customers and geopolitical instability; failure to continue our recent growth rates; the effects of increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from health pandemics and epidemics; our history of losses and expectation that we will not be profitable for the foreseeable future; or ability to acquire new customers and successfully retain existing customers; failure of the markets for our applications to develop at anticipated rates; failure to manage our growth effectively; and changes in the spending policies or budget priorities for government funding of Higher Education and K-12 institutions.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
	December 31, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$341,047	$185,954
Accounts receivable—net	67,193	71,428
Prepaid expenses	12,082	11,120
Deferred commissions	13,705	13,390
Other current assets	4,797	3,144
Total current assets	438,824	285,036
Property and equipment, net	13,479	12,380
Right-of-use assets	9,002	13,575
Goodwill	1,265,316	1,266,402
Intangible assets, net	399,712	542,679
Noncurrent prepaid expenses	4,182	871
Deferred commissions, net of current portion	13,816	18,781
Deferred tax assets	6,739	8,143
Other assets	6,908	5,622
Total assets	$2,157,978	$2,153,489
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,589	$18,792
Accrued liabilities	23,760	28,483
Lease liabilities	7,513	7,205
Long-term debt, current	4,013	4,013
Deferred revenue	291,784	275,564
Total current liabilities	350,659	334,057
Long-term debt, net of current portion	482,387	486,471
Deferred revenue, net of current portion	10,876	13,816
Lease liabilities, net of current portion	9,246	16,610
Deferred tax liabilities	14,420	24,702
Other long-term liabilities	4,898	1,706
Total liabilities	872,486	877,362
Stockholders’ equity:
Common stock	1,452	1,429
Additional paid-in capital	1,619,020	1,575,600
Accumulated deficit	(334,980)	(300,902)
Total stockholders’ equity	1,285,492	1,276,127
Total liabilities and stockholders’ equity	$2,157,978	$2,153,489

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$125,357	$114,537	$485,516	$430,661
Professional services and other	10,019	10,189	44,694	44,533
Total revenue	135,376	124,726	530,210	475,194
Cost of revenue:
Subscription and support	41,167	38,127	158,699	146,546
Professional services and other	6,600	6,685	27,616	25,748
Total cost of revenue	47,767	44,812	186,315	172,294
Gross profit	87,609	79,914	343,895	302,900
Operating expenses:
Sales and marketing	47,947	46,801	197,690	181,744
Research and development	22,290	20,723	88,162	77,189
General and administrative	17,148	16,170	61,261	60,447
Total operating expenses	87,385	83,694	347,113	319,380
Income (loss) from operations	224	(3,780)	(3,218)	(16,480)
Other income (expense):
Interest income	2,717	1,313	5,738	1,679
Interest expense	(11,382)	(8,258)	(42,024)	(24,595)
Other income (expense)	3,133	3,989	1,168	(2,978)
Total other income (expense), net	(5,532)	(2,956)	(35,118)	(25,894)
Loss before income tax benefit (expense)	(5,308)	(6,736)	(38,336)	(42,374)
Income tax benefit (expense)	(459)	1,013	4,258	8,132
Net loss and comprehensive loss	$(5,767)	$(5,723)	$(34,078)	$(34,242)
Net loss per common share, basic and diluted	$(0.04)	$(0.04)	$(0.24)	$(0.24)
Weighted-average common shares used in computing basic and diluted net loss per common share	144,868	142,643	143,968	141,815

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(5,767)	$(5,723)	$(34,078)	$(34,242)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,305	1,346	4,786	4,491
Amortization of intangible assets	35,730	34,522	142,967	136,717
Amortization of deferred financing costs	298	297	1,187	1,178
Stock-based compensation	10,551	8,915	43,537	33,585
Deferred income taxes	1	(158)	(7,792)	(10,222)
Other	(2,448)	(3,042)	658	3,669
Changes in assets and liabilities:
Accounts receivable, net	25,250	1,903	2,653	(18,454)
Prepaid expenses and other assets	6,698	16,881	(8,552)	5,940
Deferred commissions	1,754	685	4,650	(648)
Right-of-use assets	1,225	1,250	4,573	4,888
Accounts payable and accrued liabilities	7,576	168	11	(2,227)
Deferred revenue	(44,444)	(38,383)	13,280	24,238
Lease liabilities	(1,686)	(1,474)	(7,056)	(6,817)
Other liabilities	672	(184)	3,192	(1,825)
Net cash provided by operating activities	36,715	17,003	164,016	140,271
Investing Activities:
Purchases of property and equipment	(1,232)	(1,342)	(5,940)	(6,321)
Proceeds from sale of property and equipment	8	2	50	43
Business acquisitions, net of cash acquired	—	(89,529)	—	(109,013)
Net cash used in investing activities	(1,224)	(90,869)	(5,890)	(115,291)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	—	—	6,017	7,327
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,682)	(1,939)	(6,630)	(5,272)
Repayments of long-term debt	(1,250)	(1,250)	(5,000)	(3,750)
Payments of financing costs	—	(19)	(84)	(19)
Net cash used in financing activities	(2,932)	(3,208)	(5,697)	(1,714)
Foreign currency impacts on cash, cash equivalents and restricted cash	3,012	3,897	1,513	(2,153)
Net increase (decrease) in cash, cash equivalents and restricted cash	35,571	(73,177)	153,942	21,113
Cash, cash equivalents and restricted cash, beginning of period	308,637	263,443	190,266	169,153
Cash, cash equivalents and restricted cash, end of period	$344,208	$190,266	$344,208	$190,266
Supplemental cash flow disclosure:
Cash paid for taxes	$98	$68	$2,755	$3,102
Interest paid	$10,975	$8,123	$42,430	$18,073
Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$2	$67	$2	$67

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ALLOCATED COMBINED RECEIPTS
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue	$135,376	$124,726	$530,210	$475,194
Fair value adjustments to deferred revenue in connection with purchase accounting	—	13	—	868
Allocated combined receipts	$135,376	$124,739	$530,210	$476,062

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Income (loss) from operations	$224	$(3,780)	$(3,218)	$(16,480)
Stock-based compensation	10,575	10,856	44,196	39,779
Transaction costs(1)	5,857	4,206	15,512	9,123
Sponsor costs(2)	34	66	147	517
Other non-recurring costs(3)	2,956	630	10,162	3,365
Amortization of acquisition-related intangibles	35,731	34,520	142,965	136,710
Fair value adjustments to deferred revenue in connection with purchase accounting	—	13	—	868
Non-GAAP operating income	$55,377	$46,511	$209,764	$173,882

GAAP operating margin	0.2%	(3.0)%	(0.6)%	(3.5)%
Non-GAAP operating margin	40.9%	37.3%	39.6%	36.5%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net loss	$(5,767)	$(5,723)	$(34,078)	$(34,242)
Interest on outstanding debt	11,382	8,257	42,022	24,591
Income tax (benefit) expense	459	(1,013)	(4,258)	(8,132)
Depreciation	1,305	1,346	4,786	4,491
Amortization	—	2	2	7
Stock-based compensation	10,575	10,856	44,196	39,779
Transaction costs(1)	5,857	4,206	15,512	9,123
Sponsor costs(2)	34	66	147	517
Other non-recurring costs(4)	2,956	630	10,269	3,365
Effects of foreign currency transaction (gains) and losses	(3,343)	(4,536)	(1,671)	2,514
Amortization of acquisition-related intangibles	35,731	34,520	142,965	136,710
Interest income	(2,716)	—	(5,679)	—
Fair value adjustments to deferred revenue in connection with purchase accounting	—	13	—	868
Adjusted EBITDA	$56,473	$48,624	$214,213	$179,591

Net loss margin	(4.3)%	(4.6)%	(6.4)%	(7.2)%
Adjusted EBITDA margin	41.7%	39.0%	40.4%	37.7%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF FREE CASH FLOW, UNLEVERED FREE CASH FLOW & ADJUSTED UNLEVERED FREE CASH FLOW
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Net cash provided by operating activities	$36,715	$17,003	$164,016	$140,271
Purchases of property and equipment	(1,232)	(1,342)	(5,940)	(6,321)
Proceeds from disposals of property and equipment	8	2	50	43
Free cash flow	$35,491	$15,663	$158,126	$133,993
Cash paid for interest on outstanding debt	10,975	8,123	42,430	18,073
Cash settled stock-based compensation	24	1,941	662	6,194
Unlevered free cash flow	$46,490	$25,727	$201,218	$158,260
Transaction costs(1)	2,300	2,215	12,174	9,474
Sponsor costs(2)	34	33	169	378
Impaired leases	390	609	1,486	2,074
Other non-recurring costs(5)	2,079	761	10,442	3,359
Adjusted unlevered free cash flow	$51,293	$29,345	$225,489	$173,545

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net loss	$(5,767)	$(5,723)	$(34,078)	$(34,242)
Stock-based compensation	10,575	10,856	44,196	39,779
Amortization of acquisition-related intangibles	35,731	34,520	142,965	136,710
Fair value adjustments to deferred revenue in connection with purchase accounting	—	13	—	868
Transaction costs(1)	5,857	4,206	15,512	9,123
Sponsor costs(2)	34	66	147	517
Other non-recurring costs(4)	2,956	630	10,269	3,365
Effects of foreign currency transaction (gains) and losses	(3,343)	(4,536)	(1,671)	2,514
Tax effects of adjustments(6)	(12,811)	(11,652)	(52,504)	(47,989)
Non-GAAP net income	$33,232	$28,380	$124,836	$110,645
Non-GAAP net income per common share, basic	$0.23	$0.20	$0.87	$0.78
Non-GAAP net income per common share, diluted	$0.23	$0.20	$0.86	$0.77
Weighted average common shares used in computing basic Non-GAAP net income per common share	144,868	142,643	143,968	141,815
Weighted average common shares used in computing diluted Non-GAAP net income per common share	146,176	144,261	145,616	143,440

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP GROSS PROFIT
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Gross profit	$87,609	$79,914	$343,895	$302,900
Stock-based compensation	1,042	833	3,993	3,090
Transaction costs(1)	132	—	1,143	226
Other non-recurring costs(7)	635	5	1,909	69
Amortization of acquisition-related intangibles	16,265	15,952	64,868	63,386
Fair value adjustments to deferred revenue in connection with purchase accounting	—	13	—	868
Non-GAAP gross profit	$105,683	$96,717	$415,808	$370,539

GAAP gross margin	64.7%	64.1%	64.9%	63.7%
Non-GAAP gross margin	78.1%	77.5%	78.4%	77.8%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NET DEBT
(in thousands)
(unaudited)
	December 31, 2023	December 31, 2022
Long-term principal, current	$5,000	$5,000
Long-term principal, net of current portion	486,250	491,250
Cash, cash equivalents and restricted cash	(344,208)	(190,266)
Net debt	$147,042	$305,984

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended December 31, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$41,167	$(463)	$(132)	$(497)	$(16,265)	$23,810
Professional services and other	6,600	(579)	—	(138)	—	5,883
Total cost of revenue	$47,767	$(1,042)	$(132)	$(635)	$(16,265)	$29,693

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended December 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$38,127	$(383)	$—	$(5)	$(15,952)	$21,787
Professional services and other	6,685	(450)	—	—	—	6,235
Total cost of revenue	$44,812	$(833)	$—	$(5)	$(15,952)	$28,022

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Year Ended December 31, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$158,699	$(1,775)	$(1,116)	$(1,563)	$(64,868)	$89,377
Professional services and other	27,616	(2,218)	(27)	(346)	—	25,025
Total cost of revenue	$186,315	$(3,993)	$(1,143)	$(1,909)	$(64,868)	$114,402

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Year Ended December 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$146,546	$(1,348)	$(135)	$(33)	$(63,386)	$81,644
Professional services and other	25,748	(1,742)	(91)	(36)	—	23,879
Total cost of revenue	$172,294	$(3,090)	$(226)	$(69)	$(63,386)	$105,523

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$47,947	$(2,829)	$(170)	$—	$(835)	$(19,462)	$24,651	35.4%	18.2%
Research and development	22,290	(3,887)	(1,502)	—	(268)	(4)	16,629	16.5%	12.3%
General and administrative	17,148	(2,817)	(4,053)	(34)	(1,218)	—	9,026	12.7%	6.7%
Total operating expenses	$87,385	$(9,533)	$(5,725)	$(34)	$(2,321)	$(19,466)	$50,306	64.6%	37.2%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$46,801	$(2,888)	$(1,129)	$—	$(76)	$(18,568)	$24,140	37.5%	19.4%
Research and development	20,723	(3,206)	(1,170)	—	(9)	—	16,338	16.6%	13.1%
General and administrative	16,170	(3,929)	(1,911)	(66)	(536)	—	9,728	13.0%	7.8%
Total operating expenses	$83,694	$(10,023)	$(4,210)	$(66)	$(621)	$(18,568)	$50,206	67.1%	40.3%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$197,690	$(11,971)	$(2,119)	$—	$(2,646)	$(78,080)	$102,874	37.3%	19.4%
Research and development	88,162	(14,333)	(5,511)	—	(2,986)	(17)	65,315	16.6%	12.3%
General and administrative	61,261	(13,899)	(6,739)	(147)	(2,621)	—	37,855	11.6%	7.1%
Total operating expenses	$347,113	$(40,203)	$(14,369)	$(147)	$(8,253)	$(78,097)	$206,044	65.5%	38.8%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$181,744	$(11,050)	$(1,302)	$—	$(705)	$(73,324)	$95,363	38.2%	20.0%
Research and development	77,189	(11,467)	(3,025)	—	(929)	—	61,768	16.2%	13.0%
General and administrative	60,447	(14,172)	(4,568)	(518)	(1,663)	—	39,526	12.7%	8.3%
Total operating expenses	$319,380	$(36,689)	$(8,895)	$(518)	$(3,297)	$(73,324)	$196,657	67.1%	41.3%

FOOTNOTES

(1) Represents expenses incurred with third parties as part of the Company’s merger and acquisition activity, including due diligence, closing and post-closing integration activities.

(2) Represents expenses incurred for services provided by Thoma Bravo and their affiliates.

(3) Includes other non-recurring costs as follows (in thousands):	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Contract modification fees	479	—	1,507	230
Employee severance	881	195	3,469	744
Workforce realignment costs	1,351	267	3,521	1,388
Other insignificant non-recurring costs	245	168	1,665	1,003
Total other non-recurring costs	$2,956	$630	$10,162	$3,365

(4) Includes other non-recurring costs as follows (in thousands):	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Loss on exit of leased properties	—	—	107	—
Contract modification fees	479	—	1,507	230
Employee severance	881	195	3,469	744
Workforce realignment costs	1,351	267	3,521	1,388
Other insignificant non-recurring costs	245	168	1,665	1,003
Total other non-recurring costs	$2,956	$630	$10,269	$3,365

(5) Includes other non-recurring costs paid in cash as follows (in thousands):	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Employee severance	$626	$234	$3,044	$744
Workforce realignment costs	1,152	344	3,245	980
Contract modification fees	—	—	2,613	186
Other insignificant non-recurring costs	301	183	1,540	1,449
Total other non-recurring costs paid in cash	$2,079	$761	$10,442	$3,359

(6) During the fourth quarter of 2022, we revised the methodology for calculating Non-GAAP Net Income. The table above includes the tax effects of the adjustments calculated by using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction.

(7) Includes other non-recurring costs as follows (in thousands):	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Contract modification fees	480	—	1,508	—
Employee severance	27	5	261	65
Workforce realignment costs	19	—	31	—
Other insignificant non-recurring costs	109	—	109	4
Total other non-recurring costs	$635	$5	$1,909	$69

For More Information:

Media Relations:
Brian Watkins
Corporate Communications
Instructure
(801) 610-9722
brian.watkins@instructure.com

Investor Relations:
April Scee
Managing Director
ICR, Inc.
(917) 497-8992
april.scee@icrinc.com